Exhibit 1.1
METLIFE, INC.
UNDERWRITING AGREEMENT
October 8, 2008
To the Representatives of the several
Underwriters named in the respective
Pricing Agreements hereinafter described
Ladies and Gentlemen:
     From time to time, MetLife, Inc., a Delaware corporation (the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) the aggregate number of shares of the Company’s common stock, par value $0.01 per share, of the Company identified in Schedule I to the applicable Pricing Agreement (the “Securities” with respect to such Pricing Agreement).
     The terms of any particular issuance of Securities shall be as specified in the Pricing Agreement relating thereto.
     Particular sales of Securities may be made from time to time to the Underwriters of such Securities, for whom the firm(s) designated as representative(s) of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Securities specified therein.
     Each Pricing Agreement shall specify the total number of Securities, the initial public offering price of such Securities, the purchase price to the Underwriters of such Securities, the names of the Underwriters of such Securities, the names of the Representatives of such Underwriters and the number of Securities to be purchased by each Underwriter. In addition, such Pricing Agreement shall set forth the date, time and manner of delivery of such Securities and payment therefor. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.
     Notwithstanding anything to the contrary in this Underwriting Agreement, the parties hereto hereby agree that any representation and/or warranty by any of the parties hereto, concerning the Pricing Prospectus and/or the General Disclosure Package (each, as defined below) shall be deemed to have been made as of the Applicable Time (as defined below).
     1. Representations and Warranties. The Company represents and warrants to the Underwriters, and agrees with each of the Underwriters, as follows:
     (a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-147180) under the Securities Act of 1933, as amended (the “Act”), which has become effective, for the registration under the Act of the Securities. The Company meets the requirements for use of Form S-3 under the Act. No stop order suspending the effectiveness of the registration statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement or supplements to the form of prospectus included in such registration statement relating to the Securities and the plan of distribution thereof. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; the Registration Statement at the time it originally became effective is herein called the “Original Registration Statement”; such prospectus in the form in which it appears in the Original Registration Statement is hereinafter called the “Base Prospectus”; and such supplemented form of prospectus, in the form in which it shall first be filed with the Commission pursuant to Rule 424 (including the Base Prospectus as so supplemented), is hereinafter called the “Final Prospectus.” Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called a “Preliminary Prospectus.” Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus (as defined below) or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which (i) were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Final Prospectus, as the case may be, or (ii) will be filed under the Exchange after any such date but prior to the earlier of (a) the initial resale by each of the Underwriters of the Securities purchased by such Underwriter under this Agreement or (b) the expiration of nine months after the date of the Final Prospectus; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Final Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus, any Preliminary

Prospectus, the Pricing Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference; each Preliminary Prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the rules thereunder and each Preliminary Prospectus, the Pricing Prospectus and the Final Prospectus delivered to the Representatives for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, except to the extent permitted by Regulation S-T.
     (b) (i) (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well known seasoned issuer” as defined in Rule 405 under the Act, including not having been an “ineligible issuer” as defined in Rule 405;
     (ii) The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of the Pricing Agreement;
     (iii) The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to use of the automatic shelf registration statement form; and
     (iv) The Company has paid or shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.
     (c) (i) The Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time will comply in all material respects with the applicable requirements of the Act, the Exchange Act and the respective rules thereunder;
     (ii) Each Preliminary Prospectus complied when so filed in all material respects with the rules and regulations of the Commission under the Act (the “1933 Act Regulations”);
     (iii) The Registration Statement and the Final Prospectus do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Final Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Final Prospectus or the Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information relating to such Underwriter furnished in writing to the Company by any Underwriter expressly for use in the Registration Statement and the Final Prospectus;
     (iv) As of the Applicable Time, (1) the Issuer Free Writing Prospectus(es) (as defined below) listed on Schedule 1 hereto, if any, (2) the Pricing Prospectus (as defined below) and (3) the final term sheet relating to the Securities set forth on Annex II hereto (the “Final Term Sheet”), all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
     (v) As of the Applicable Time, each Issuer Free Writing Prospectus did not conflict with the information contained in the Registration Statement or the General Disclosure Package, and each Issuer Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package and any other Issuer Free Writing Prospectus, in each case as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means 5:30 P.M. (Eastern Time) on October 8, 2008 or such other time as agreed by the Company and the Representatives and stated in the applicable Pricing Agreement.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act (“Rule 433”), relating to the Securities.
     “Pricing Prospectus” means the Base Prospectus, as amended or supplemented (including by any Preliminary Prospectus) immediately prior to the Applicable Time.
     At the time the Company or another offering participant first made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act.
     The representations and warranties in this subsection shall not apply to statements in or omissions from the Pricing Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein;
     (d) Each document incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the Act or the Exchange Act, as applicable;
     (e) Neither the Company nor any subsidiary of the Company that would qualify as a “Significant Subsidiary” of the Company under Regulation S-X (each, a “Significant Subsidiary”) has sustained since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package any loss or interference material to the business of the Company and its subsidiaries considered as a whole, other than as described in or contemplated by the General Disclosure Package, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since the respective dates as of which information is given in the General Disclosure Package, otherwise than as described or contemplated in the General Disclosure Package, there has not been any (i) material addition, or development involving a prospective material addition, to the liability of any Significant Subsidiary for future policy benefits, policyholder account balances and other claims, other than in the ordinary course of business, (ii) material decrease in the surplus of any Significant Subsidiary or material change in the capital stock or other ownership interests (other than issuances of common stock upon the exercise of outstanding employee stock options or pursuant to existing employee compensation plans or on the conversion or exchange of convertible or exchangeable securities outstanding on the date of the applicable Pricing Agreement) of the Company or any Significant Subsidiary or any material increase in the long-term debt of the Company or its subsidiaries, considered as a whole, or (iii) material adverse change, or development involving a prospective material adverse change, in or affecting the business, financial position, reserves, surplus, equity or results of operations (in each case considered either on a statutory accounting or U.S. generally accepted accounting principles (“GAAP”) basis, as applicable) of the Company and its subsidiaries considered as a whole. As of the date of this Agreement, the Significant Subsidiaries are Metropolitan Life Insurance Company, MetLife Insurance Company of Connecticut (formerly The Travelers Insurance Company) and Metropolitan Property and Casualty Insurance Company;
     (f) The Company and each Significant Subsidiary has good and marketable title in fee simple to all material real property and good and marketable title to all material personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except such as are described in the General Disclosure Package or such as would not have a material adverse effect on the business, financial position, equity, reserves, surplus or results of operations of the Company and its subsidiaries, considered as a whole (“Material Adverse Effect”), and do not materially interfere with the use made and proposed to be made of such property by the Company or any Significant Subsidiary, and any material real property and material buildings held under lease by the Company or any of its subsidiaries are held under valid, subsisting and enforceable leases with such exceptions that do not materially interfere with the use made and currently proposed to be made of such property and buildings by the Company or any Significant Subsidiary;

     (g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and good standing, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect; Metropolitan Life Insurance Company (“MetLife”) was duly converted from a mutual life insurance company to a stock life insurance company on April 7, 2000 in accordance with the Plan of Reorganization of MetLife under Section 7312 of the New York Insurance Law; each Significant Subsidiary is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each Significant Subsidiary is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and good standing, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect;
     (h) The Company has the corporate power and authority to execute and deliver this Agreement, the applicable Pricing Agreements and the Securities and to consummate the transactions contemplated hereby and thereby;
     (i) The Company has an authorized capitalization as set forth and described in the General Disclosure Package, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company; except as disclosed in the General Disclosure Package, there are no outstanding options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into or any contracts or commitments to sell shares of the Company’s capital stock or any such options, rights, warrants, convertible securities or obligations; the description of the Company’s stock option plans and the options or other rights granted and exercised thereunder set forth in the General Disclosure Package accurately and fairly describe the information required to be shown with respect to such plans, arrangements, options and rights; except as disclosed in the General Disclosure Package, there are no rights of any person, corporation or other entity to require registration of any shares of common stock or any other securities of the Company in connection with the filing of the Registration Statement and the issuance and sale of the Securities to the Underwriters pursuant to this Agreement and the applicable Pricing Agreements; all of the issued shares of capital stock or other ownership interests of MetLife have been duly and validly authorized and issued, are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims;

     (j) The Securities have been duly and validly authorized and, when the Securities have been delivered and paid for pursuant to this Agreement and the applicable Pricing Agreement on the Closing Date (as defined below), the Securities will have been validly issued, fully paid and nonassessable, will conform to the description thereof contained in the General Disclosure Package and the Final Prospectus; no securityholders of the Company have any preemptive or other similar rights with respect to the Securities;
     (k) Each Significant Subsidiary that is required to be organized or licensed as an insurance company in its jurisdiction of incorporation (each, an “Insurance Subsidiary” and collectively, the “Insurance Subsidiaries”) is licensed as an insurance company in its respective jurisdiction of incorporation and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the General Disclosure Package, each Insurance Subsidiary has all other approvals, orders, consents, authorizations, licenses, certificates, permits, registrations and qualifications (collectively, the “Approvals”) of and from all insurance regulatory authorities to conduct its business, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to any revocation, termination or suspension of any such Approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect; and, to the knowledge of the Company, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent which would have, individually or in the aggregate, a Material Adverse Effect;
     (l) The Company and each Significant Subsidiary has all necessary Approvals of and from, and has made all filings, registrations and declarations (collectively, the “Filings”) with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, which are necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the General Disclosure Package, except where the failure to have such Approvals or to make such Filings would not have, individually or in the aggregate, a Material Adverse Effect; to the knowledge of the Company, the Company and each Significant Subsidiary is in compliance with all applicable laws, rules, regulations, orders, by-laws and similar requirements, including in connection with registrations or memberships in self-regulatory organizations, and all such Approvals and Filings are in full force and effect and neither the Company nor any Significant Subsidiary has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Approval or otherwise impose any limitation on the conduct of the business of the Company or any Significant Subsidiary, except as described in the General Disclosure Package or except for any such non-compliance, suspension, revocation or limitation which would not have, individually or in the aggregate, a Material Adverse Effect;
     (m) Each Insurance Subsidiary is in compliance with and conducts its businesses in conformity with all applicable insurance laws and regulations of its respective jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to it, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect;
     (n) Each Significant Subsidiary which is engaged in the business of acting as a broker-dealer or an investment advisor (respectively, a “Broker-Dealer Subsidiary” and an “Investment Advisor Subsidiary”) is duly licensed or registered as a broker-dealer or investment advisor, as the case may be, in each jurisdiction where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary has all other necessary Approvals of and from all applicable regulatory authorities, including any self-regulatory organization, to conduct its businesses, in each case with such exceptions, as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the General Disclosure Package, none of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional Approvals from such regulatory authority are needed to be obtained by such subsidiary in any case where it could be reasonably expected that (x) any of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries would in fact be required either to obtain any such additional Approvals or cease or otherwise limit engaging in certain business and (y) the failure to have such Approvals or limiting such business would have a Material Adverse Effect; and each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary is in compliance with the requirements of the broker-dealer and investment advisor laws and regulations of each jurisdiction which are applicable to such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect;
     (o) The issue and sale of the Securities pursuant to any Pricing Agreement, and compliance by the Company with all of the provisions of the Securities, this Agreement and any Pricing Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the property or assets of the Company or any Significant Subsidiary is subject, or which affects the validity, performance or consummation of the transactions contemplated by this Agreement, nor will such action result in any violation of any statute or any order, rule or regulation of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any Significant Subsidiary or any of their properties, in each case other than such breaches, conflicts, violations, or defaults which individually or in the aggregate, would not have a Material Adverse Effect and would not adversely affect the validity or performance of the Company’s obligations under the Securities, this Agreement and any Pricing Agreement; nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any Significant Subsidiary; and no Approval of or Filing with any such court or insurance regulatory authority or other governmental agency or body is required for the issue or sale of the Securities, except (i) the registration under the Act of the Securities, and (ii) such Approvals or Filings as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

     (p) Other than as set forth in the General Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, challenging the transactions contemplated by this Agreement and the applicable Pricing Agreements or which, if determined adversely to the Company or its subsidiaries, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others other than as set forth in the General Disclosure Package;
     (q) Neither the Company nor any Significant Subsidiary is in violation of any of its certificate of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, which violation or default would have, individually or in the aggregate, a Material Adverse Effect;
     (r) The statements set forth in the Pricing Prospectus and the Final Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Securities, are accurate and complete in all material respects. The statements set forth in the Pricing Prospectus and the Final Prospectus under the caption “Certain Material United States Federal Income and Estate Tax Considerations For Non-United States Holders,” insofar as they purport to describe the provisions of the laws referred to therein, are accurate and complete in all material respects. The statements set forth in the Pricing Prospectus and the Final Prospectus under the caption “Underwriting,” insofar as they purport to constitute a summary of the terms of this Agreement and the applicable Pricing Agreement, are accurate and complete in all material respects. The statements set forth under the captions “Business—Regulation”, “Business—Competition” and “Legal Proceedings” in the Company’s 2007 Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2008, in each case as updated by the General Disclosure Package and the Final Prospectus, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;
     (s) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package, together with the related schedules and notes, comply in all material respects with the requirements of the Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position, the results of operations and the changes in cash flows of such entities in conformity with GAAP at the respective dates or for the respective periods to which they apply; and such financial statements and related notes and schedules, if any, have been prepared in accordance with GAAP consistently applied throughout the periods involved (for the avoidance of doubt, any unaudited pro forma condensed consolidated financial information, together with the related schedules and notes, included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Final Prospectus and any Preliminary Prospectus shall not be deemed the financial statements of the Company and its consolidated subsidiaries); any pro forma consolidated statement of income and any pro forma consolidated balance sheet and the related notes thereto set forth in the Registration Statement, the General Disclosure Package have been prepared in all material respects in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated under the Exchange Act, have been compiled on the pro forma basis described therein, and the assumptions used in the preparation thereof were reasonable at the time made and the adjustments used therein are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made;
     (t) Deloitte & Touche LLP, which has audited certain consolidated financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;
     (u) Neither the Company nor any Significant Subsidiary is, or after giving effect to the issue and sale of the Securities pursuant to any Pricing Agreement will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations thereunder, although certain separate accounts of MetLife and of certain Insurance Subsidiaries are required to register as investment companies under the Investment Company Act;
     (v) This Agreement and the applicable Pricing Agreements with respect to the applicable Securities have been duly authorized, executed and delivered by the Company;
     (w) There are no contracts or documents which are required to be described in the General Disclosure Package or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required;
     (x) None of the Company or its subsidiaries or, to the best of their knowledge, any of their directors, officers or affiliates, has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the Exchange Act;
     (y) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As disclosed in the Company’s 2007 Annual Report on Form 10-K, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;
     (z) The Company and its consolidated subsidiaries employ disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure;
     (aa) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Securities; and
     (bb) The assumptions used in preparing the financial preliminary results, estimates and projections included in the Registration Statement and the General Disclosure Package provide a reasonable basis for such financial preliminary results, estimates or projections and the financial preliminary results, estimates and projections give appropriate effect to those assumptions.
     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees, as of the date hereof and as of the Applicable Time, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, as of the date hereof and as of the Applicable Time, to purchase from the Company, at the purchase price set forth in Schedule II to the applicable Pricing Agreement the number of the Securities set forth opposite such Underwriter’s name in Schedule I to the applicable Pricing Agreement.
     3. Delivery and Payment. Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form acceptable to the Representatives, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter at the office, on the date and at the time specified in the applicable Pricing Agreement (or such later date not later than five business days after such specified date as the Representatives shall designate), which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Underwriters for the respective accounts of the several Underwriters against payment by the several Representatives of the purchase price thereof by wire transfer of Federal (same-day) funds to the account specified by the Company or as otherwise set forth in the applicable Pricing Agreement.
     4. Company Covenants. The Company agrees with each of the Underwriters of any Securities:
     (a) To prepare the Final Prospectus as amended and supplemented in relation to the applicable Securities in a form approved by the Representatives and to file timely such Final Prospectus pursuant to Rule 424(b) under the Act; to make no further amendment or any supplement to the Registration Statement or Final Prospectus as amended or supplemented after the date of the Pricing Agreement relating to the applicable Securities and prior to the Closing Date for such Securities unless the Representatives for such Securities shall have had a reasonable opportunity to review and comment upon any such amendment or supplement prior to any filing thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Final Prospectus or any amended Final Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities and, during such same period, to advise the Representatives, promptly after it receives notice thereof, of (i) the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Final Prospectus, (ii) the suspension of the qualification of such Securities for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, or (iii) any request by the Commission for the amending or supplementing of the Registration Statement or Final Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Final Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;
     (b) To give the Representatives notice of any filings made pursuant to the Exchange Act or the regulations of the Commission thereunder within forty-eight hours prior to the Applicable Time; to give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and to furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing. The Company shall prepare the Final Term Sheet and file such Final Term Sheet as an Issuer Free Writing Prospectus within two business days after the date hereof;
     (c) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for so long as may be necessary to complete the distribution of such Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject;
     (d) To furnish to the Representatives a copy of each proposed Issuer Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Issuer Free Writing Prospectus to which the Representatives reasonably object; if at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus, the Prospectus or any Preliminary Prospectus, to promptly notify the Representatives and, if requested by the Representatives, to promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter expressly for use therein;

     (e) To furnish the Underwriters with copies of any Issuer Free Writing Prospectus or the Final Prospectus in such quantities as the Representatives may from time to time reasonably request, and if, at any time prior to the earlier of (i) the initial resale by each of the Underwriters of the Securities purchased by such Underwriter under this Agreement or (ii) the expiration of nine months after the date of the Final Prospectus, any event shall have occurred as a result of which any Issuer Free Writing Prospectus or the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Issuer Free Writing Prospectus or the Final Prospectus were delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement any Issuer Free Writing Prospectus or the Final Prospectus or to file under the Exchange Act any document incorporated by reference in any Issuer Free Writing Prospectus or the Final Prospectus in order to comply with the Act or the Exchange Act, (i) to notify the Representatives and (ii) upon their request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Issuer Free Writing Prospectus or a supplement to the Final Prospectus which will correct such statement or omission or effect such compliance; provided, however, that clause (ii) shall not apply during any period in which the Company would, consistent with its customary business practices, be restricted or would refrain from selling the Company’s common stock, par value $0.01 per share, or any other of its securities in a registered offering, including, without limitation, any period in which the Company would, consistent with its customary business practices, be so restricted in connection with the release of earnings information; and provided, further, the Company agrees to notify the Representatives promptly about the commencement, expected duration and termination of such period; and any Issuer Free Writing Prospectus and the Final Prospectus and any amendments or supplements thereto furnished to the Representatives shall be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;
     (f) To make generally available to securityholders of the Company as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);
     (g) During a period of five years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to furnish to the Representatives as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Securities or any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), provided that reports and financial statements furnished to or filed with the Commission, and publicly available on EDGAR, or furnished on the Company’s website, shall be deemed to have been furnished to the Representatives under this Section 4(g);
     (h) The Company agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the

Securities that would constitute an Issuer Free Writing Prospectus (other than the Final Term Sheet). Each Underwriter agrees, unless it obtains the prior consent of the Company and the Representatives, not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder but for the action of such Underwriter (other than the Final Term Sheet). Any such Issuer Free Writing Prospectus, the use of which has been consented to by the Company and the Representatives, is listed on Schedule 1 hereto;
     (i) If immediately prior to the third anniversary of the initial effective time of the Registration Statement (the “Renewal Deadline”), any of the Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
     (j) If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (1) promptly notify the Representatives, (2) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (3) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (4) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
     (k) For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to the Securities or any securities convertible into or exchangeable or exercisable for any of the Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except (1) grants of employee stock options or Lock-Up Securities, in each case pursuant to the terms of an employee benefit plan in effect on the date hereof, and (2) issuances of Securities pursuant to the exercise of employee stock options outstanding on the date hereof. The Lock-Up Period will commence on the date of the Final Prospectus and continue for 90 days after such date or such earlier date to which the Representatives consent to in writing.
     5. Fees and Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of counsel and accountants to the Company in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Final Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, any Pricing Agreement, any Agreement among Underwriters, any Blue Sky Survey and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(c) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Survey, and insurance securities laws; (iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (v) any fees charged by securities rating services for rating the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any transfer agent and the fees and disbursements of counsel for any such transfer agent in connection with the Securities issued pursuant to any Pricing Agreement; (viii) any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities; and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section. Except as provided in this Section, and Sections 7 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them and any advertising expenses connected with any offers of the Securities that they may make.
     6. Conditions to Underwriters’ Obligations. The obligations of the Underwriters of any Securities under the Pricing Agreement relating to such Securities shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof are, at and as of the Closing Date true and correct, the condition that the Company shall have performed all of its obligations hereunder and under the Pricing Agreement relating to such Securities to be performed at or before the Closing Date, and the following additional conditions.
     (a) The Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;
     (b) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, shall have furnished to the Underwriters such written opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Securities being delivered on such Closing Date, the Registration Statement and the Final Prospectus, and such other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c) Richard S. Collins, Senior Chief Counsel-General Corporate, of the Company, shall have furnished to the Underwriters his written opinion, dated the Closing Date, in form and substance substantially in the form attached hereto as Annex III;
     (d) Dewey & LeBoeuf LLP, counsel for the Company, shall have furnished to the Underwriters their written opinions, each dated the Closing Date, in form and substance substantially in the form attached hereto as Annex IV-A with respect to certain corporate and tax matters, and Annex IV-B with respect to the Registration Statement, General Disclosure Package and the Final Prospectus;
     (e) The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request, including, but not limited to, a certificate of the Chief Financial Officer of the Company, dated as of the Closing Date, substantially in the form of Annex V hereto;
     (f) (i) On the date hereof, Deloitte & Touche LLP shall have furnished to the Representatives a letter, dated the date hereof, in form and substance reasonably satisfactory to you, confirming that they are independent registered public accountants with respect to the Company and the Company’s subsidiaries within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, and further to the effect set forth in Annex VI hereto, and (ii) on the Closing Date for the applicable Securities, Deloitte & Touche LLP shall have furnished to the Representatives a letter, dated the date of delivery thereof, in form and substance reasonably satisfactory to you, that reaffirms the statements made in the letter furnished pursuant to subclause (i) of this Section 6(f), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date;
     (g) Neither the Company nor any Significant Subsidiary shall have sustained (i) since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package and (ii) since the respective dates as of which information is given in the General Disclosure Package, there shall not have been any change in the surplus of any Significant Subsidiary or the capital stock of the Company or any increase in the long-term debt of the Company and its respective subsidiaries considered as a whole, or any change, or any development involving a prospective change, in or affecting the business, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the applicable Securities on the terms and in the manner contemplated in the Final Prospectus;
     (h) At or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the debt securities of the Company or any Significant Subsidiary or the financial strength or claims paying ability of the Company or any Significant Subsidiary by A.M. Best & Co. or any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g) (2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, or shall have given notice of any intended or potential downgrading or any review for a possible change of, its rating of any debt security or the financial strength or the claims paying ability of the Company or any Significant Subsidiary, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the applicable Securities on the terms and in the manner contemplated in the Prospectus;
     (i) At or after the Applicable Time, there shall not have occurred any of the following: (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the applicable Securities, whether in the primary market or in respect of dealings in the secondary market; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (iii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iv) a suspension or material limitation in clearing and/or settlement in securities generally; (v) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (vi) the material outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war (including without limitation as a result of an act of terrorism) if the effect of any such event specified in this clause (vi) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus;
     (j) The Company shall have complied with any request by the Representatives with respect to the furnishing of copies of the Final Prospectus in compliance with the provisions of Section 4(e) hereof;
     (k) At the Closing Date, the Representatives shall have received a certificate of the Company, dated as of the Closing Date, to the effect that (i) the representations and warranties of the Company contained in Section 1 hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Date and (ii) the Company has complied in all respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Date; and
     (l) As of the date of the Pricing Agreement, the Representatives shall have received “lock-up agreements,” substantially in the form of Annex VII hereto, from the persons and entities listed on Schedule II to the Pricing Agreement.
     7. Indemnification and Contribution.
     (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any Preliminary Prospectus, Pricing Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any Issuer Free Writing Prospectus, Pricing Prospectus, the Registration Statement or the Final Prospectus, or any such amendment or supplement(s) in reliance upon and in conformity with written information furnished to the Company by any Underwriter of the applicable Securities through the Representatives expressly for use therein.
     (b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities (or actions in respect thereof) to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, Pricing Prospectus, the Registration Statement, or the Final Prospectus, or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any Issuer Free Writing Prospectus, Pricing Prospectus, the Registration Statement, the Final Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; the omission so to notify the indemnifying party shall relieve it from any liability which it may have to any indemnified party under such subsection, to the extent the indemnifying party is actually prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party or any other indemnified party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnifying party and such indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and such indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same allegations or circumstances.
     (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, other than due to the express provisions thereof, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the applicable Securities to which any such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the applicable Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus relating to the applicable Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of the applicable Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.
     (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act. The obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.
     Defaulting Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase under the Pricing Agreement relating to such Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Closing Date for such Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the General Disclosure Package, or the Final Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement, the General Disclosure Package, or the Final Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Securities.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of any defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of shares of such Securities which remains unpurchased does not exceed ten percent of the aggregate number of shares of such Securities to be purchased on such Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the aggregate number of shares of such Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Securities and, in addition, to require each nondefaulting Underwriter to purchase its pro rata share (based on the aggregate number of shares of such Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of shares of such Securities which remains unpurchased exceeds ten percent of the aggregate number of shares of such Securities as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     9. Offering Restrictions. Each Underwriter acknowledges, represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver, any of the Securities, in or from any jurisdiction except under circumstances that are reasonably designed to result in compliance with the applicable securities laws and regulations thereof. In particular, each Underwriter acknowledges, represents and agrees as set forth in the sixteenth, seventeenth and eighteenth paragraphs of the section entitled “Underwriting” in the Pricing Prospectus and the Final Prospectus.
     10. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Securities.
     11. Effect of Termination of Pricing Agreement or Nondelivery of Securities. If any Pricing Agreement shall be terminated pursuant to Section 8 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Securities covered by such Pricing Agreement except as provided in Section 5 and Section 7 hereof; but, if for any other reason, Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Securities, but the Company shall then be under no further liability to any Underwriter in respect of such Securities except as provided in Section 5 and Section 7 hereof.
     12. Reliance upon Representatives. In all dealings hereunder, the Representatives shall act on behalf of the Underwriters of Securities and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such of the Representatives, if any, as may be designated for such purpose in the applicable Pricing Agreements.
     13. Notices. All statements, requests, notices and agreements hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication; notices to the Underwriters shall be directed to the address of the respective Representatives as set forth in the applicable Pricing Agreements with a copy to (i) Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, attention of Susan J. Sutherland, Esq.; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to MetLife, Inc., 27-01 Queens Plaza North, Long Island City, New York 11101, Attention: Treasurer, with a copy to Dewey & LeBoeuf LLP, 125 West 55th Street, New York, New York, attention John M. Schwolsky, Esq. and Vladimir Nicenko, Esq. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.
     14. Successors and Assigns. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, and, to the extent provided in Sections 7 and 9 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     15. GOVERNING LAW. THIS AGREEMENT AND EACH PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
     16. Consent to Jurisdiction. The Company agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, and, to the fullest extent permitted by applicable law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.
     17. Counterparts. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     18. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with any offering contemplated by this Agreement and any Pricing Agreement and the process leading to any such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any such offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to such offering contemplated hereby except the obligations expressly set forth in this Agreement and any relevant Pricing Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (e) the Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto and (f) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

     19. Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
     20. Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Very truly yours, METLIFE, INC.
By:	/s/ Eric T. Steigerwalt
	Name:	Eric T. Steigerwalt
	Title:	Senior Vice President and Treasurer

Accepted as of the date hereof
on behalf of each of the Underwriters:
CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ David M. Platter
Name: David M. Platter
Title: Managing Director

SCHEDULE 1
TO UNDERWRITING AGREEMENT
Issuer Free Writing Prospectuses included in the General Disclosure Package:
The Free Writing Prospectus filed by the Company with the Commission on October 7, 2008.

ANNEX I
PRICING AGREEMENT
October 8, 2008
Credit Suisse Securities (USA) LLC
As Representatives of the several Underwriters
named in Schedule I hereto
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629
Ladies and Gentlemen:
     MetLife, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated October 8, 2008 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the total number of shares of the Company’s common stock, par value $0.01 per share specified in Schedule I hereto (the “Firm Securities”) at the purchase price per share specified in Schedule II hereto. In addition, the Company proposes, subject to the terms and conditions stated in this Agreement and the Underwriting Agreement, to grant to the Underwriters the option, exerciseable from time to time not more than 30 days subsequent to the date of the Final Prospectus, to purchase all or less than all of the number of shares specified on Schedule II hereto as the “Optional Securities” at the purchase price per share to be paid for the Firm Securities.
     Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Firm Securities and the Optional Securities shall be considered Securities under the Underwriting Agreement. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Securities pursuant to the Underwriting Agreement and the address of the Representatives are set forth at the end of Schedule II hereto.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue, sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto. The date of the issuance, sale and delivery of the Firm Securities is the “First Closing Date” set forth on Schedule II hereto and such date shall be considered a Closing Date under the Underwriting Agreement.
     If the Representatives give written notice to the Company at any time and from time to time not more than 30 days subsequent to the date of the Final Prospectus, then, subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the percentage of the total number of Optional Securities specified in such notice that equals the percentage set forth opposite such Underwriter’s name on Schedule I hereto (subject to adjustment by the Representatives to eliminate fractions). Optional Securities may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company. Each time for the delivery of and payment for the Optional Securities (each, an “Optional Closing Date”) may be the First Closing Date and each Optional Closing Date, if any, shall be considered a Closing Date under the Underwriting Agreement. Each Optional Closing Date shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given.

     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,
METLIFE, INC.
By:
Name:
Title:

Accepted as of the date hereof
on behalf of each of the Underwriters:
CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

SCHEDULE I
TO PRICING AGREEMENT

	Number of Firm
	Securities to be	Percentage of
Underwriters	Purchased	Optional Securities
Credit Suisse Securities (USA) LLC	45,000,000	60.0%
Merrill Lynch, Pierce, Fenner & Smith Incorporated	15,000,000	20.0%
UBS Securities LLC	15,000,000	20.0%

Total	75,000,000	100%

I-SI-1

SCHEDULE II
TO PRICING AGREEMENT
Underwriting Agreement, dated October 8, 2008
Registration Statement No. 333-147180
INITIAL PRICE TO THE PUBLIC: $26.50
PURCHASE PRICE BY UNDERWRITERS: $25.811
NUMBER OF OPTIONAL SECURITIES: 11,250,000
PARTIES TO LOCK-UP AGREEMENTS:

C. Robert Henrikson
Ruth Fattori
Steven A. Kandarian
James L. Lipscomb
Maria R. Morris
William J. Mullaney
William J. Toppeta
Lisa M. Weber
William J. Wheeler
Eduardo Castro-Wright
Burton A. Dole, Jr.
Cheryl W. Grisé
John M. Keane
Hugh B. Price
Kenton J. Sicchitano
Lulu C. Wang
James M. Kilts
William C. Steere, Jr.
Sylvia M. Burwell
R. Glenn Hubbard
David Satcher, M.D., Ph.D.

FIRST CLOSING DATE: October 15, 2008
TIME OF FIRST CLOSING: 10 A.M.
LOCATION OF FIRST CLOSING: the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036
REPRESENTATIVES: Credit Suisse Securities (USA) LLC
ADDRESSES FOR NOTICES, ETC.:
IF TO THE REPRESENTATIVES:
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629
Attention: LCD-IBD
IF TO THE COMPANY:
MetLife, Inc.
27-01 Queens Plaza North
Long Island City, New York 11101
Attention: Treasurer

I-SII-1

ANNEX II
TERM SHEET
Filed pursuant to Rule 433
October 8, 2008
Relating to
Preliminary Prospectus Supplement dated October 8, 2008 to
Prospectus Dated November 6, 2007
Registration Statement No. 333-147180
Final Term Sheet
75,000,000 Shares
Common Stock

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	Common Stock, par value $0.01 per share

Number of Securities:	75,000,000 shares of Common Stock

Option to Purchase Additional Securities:	11,250,000 shares of Common Stock

Initial Price to Public:	$26.50 per share; $1,987,500,000 total

Pricing Date:	October 8, 2008

Settlement Date (T+4):	October 15, 2008

Sole Bookrunning Manager:	Credit Suisse Securities (USA) LLC

Joint Lead Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC
All terms used and not otherwise defined in this term sheet have the respective meanings assigned to such terms in the preliminary prospectus supplement.
The Issuer has filed a registration statement, including a prospectus, and preliminary prospectus supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC toll free at 800-221-1037.
Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

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ANNEX III
RICHARD S. COLLINS OPINION

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ANNEX IV
DEWEY & LEBOEUF LLP OPINIONS
ANNEX II-A: OPINION
ANNEX II-B: NEGATIVE ASSURANCE LETTER

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ANNEX V
CHIEF FINANCIAL OFFICER CERTIFICATE

V-1

ANNEX VI
DELOITTE & TOUCHE LLP COMFORT LETTER

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ANNEX VII
FORM OF LOCK-UP AGREEMENT
October 6, 2008
MetLife, Inc.
200 Park Avenue
New York, New York 10166-0188

Credit Suisse Securities (USA) LLC,
as Representative of the several Underwriters named
in the Underwriting Agreement referred to below
c/o	Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, NY 10010-3629
Dear Sirs:
     As an inducement to the Underwriters (as defined in the Underwriting Agreement referred to herein) to enter into an Underwriting Agreement with MetLife, Inc. and any successor (by merger or otherwise) thereto (the “Company”) pursuant to which an offering by the Company of the Company’s common stock, par value $0.01 per share (the “Securities”) is proposed to be made that is intended to result in an orderly market for the Securities, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”). In addition, the undersigned agrees that, without the prior written consent of Credit Suisse, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

VII-1

     The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue through and include the date 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties.
     A transfer of Securities to a family member or trust may be made, provided that (i) the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer, (ii) such transfer shall not involve a disposition for value and (iii) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).
     Notwithstanding anything herein to the contrary, (a) if the undersigned has entered into a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act prior to the commencement of the Lock-Up Period, the undersigned may sell any Securities pursuant to such plan during the Lock-Up Period without any notice to Credit Suisse, (b) the undersigned may enter into one or more written trading plans established pursuant to Rule 10b5-1 of the Exchange Act during the Lock-Up Period, but may not sell any Securities or securities convertible into or exchangeable or exercisable for any Securities pursuant to such plan during the Lock-Up Period, and (c) the undersigned may exercise stock options or otherwise receive Securities from the Company during the Lock-Up Period. Any Securities received upon exercise of options granted to the undersigned or otherwise received by the undersigned from the Company will also be subject to this Agreement.
     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.
     This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before October 13, 2008. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of stockholder]

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